UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2013

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

At the 2013 Annual Meeting of Shareholders held on April 22, 2013 (the “2013 Annual Meeting”), the shareholders of Park National Corporation (“Park”) approved the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 Incentive Plan”). The 2013 Incentive Plan replaces Park's 2005 Incentive Stock Option Plan (the “2005 ISO Plan”) as well as Park's Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors' Stock Plan”), each of which terminated following the approval of the 2013 Incentive Plan by Park's shareholders. From and after April 22, 2013, no further awards will be granted by Park under the 2005 ISO Plan or the Directors' Stock Plan.

The 2013 Incentive Plan makes equity-based awards and cash-based awards (collectively, “Awards”) available for grant to eligible participants in the form of:

•	Incentive Stock Options;

•	Nonqualified Stock Options (together with the Incentive Stock Options, the “Options”);

•	Stock appreciation rights (“SARs”);

•	Restricted common shares (“Restricted Stock”);

•	Restricted Stock Awards that may be settled in common shares, cash or a combination of the two (“Restricted Stock Units”);

•	Unrestricted common shares (“Other Stock-Based Awards”); and

•	Cash-Based Awards.

Effective Date and Expiration of the 2013 Incentive Plan
The 2013 Incentive Plan became effective on April 22, 2013. Unless earlier terminated by Park's Board of Directors, the 2013 Incentive Plan will terminate on April 22, 2023. No Award may be made under the 2013 Incentive Plan after the termination date, but Awards made prior to the termination date will remain in effect in accordance with their respective terms. In addition, no Incentive Stock Option may be granted after January 28, 2023, the 10th anniversary of the date the Park Board of Directors adopted the 2013 Incentive Plan.
Administration of the 2013 Incentive Plan
The 2013 Incentive Plan will be administered by the Compensation Committee of Park's Board of Directors, except in the case of Awards to non-employee directors of Park, one of Park's subsidiaries or a division of The Park National Bank (“PNB”), which will be determined by the full Park Board of Directors. For purposes of the following discussion, the term “Committee” will mean (i) the Compensation Committee with respect to any Award granted to an employee of Park or one of its subsidiaries and (ii) the full Board of Directors of Park with respect to any Award granted to a non-employee director of Park, one of Park's subsidiaries or a division of PNB. The Committee will determine the participants to be granted Awards under the 2013 Incentive Plan, the type of Award to be granted and the terms and conditions of each Award.
Park or one of its subsidiaries will enter into a written agreement with each participant in the 2013 Incentive Plan that describes the terms and conditions of each Award granted, including (a) the type of Award and when and how it can be exercised or earned, (b) any exercise price associated with the Award, (c) how the Award will or may be settled, and (d) any other applicable terms and conditions affecting the Award.
Subject to the provisions of the 2013 Incentive Plan governing the termination of employment or service of a participant and the effect of a defined Change in Control and except as provided in the related award agreement with respect to a participant's death, termination due to disability and/or retirement, (i) no condition on the vesting of an Award that is based on the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on the vesting of an Award that is based upon the continued employment or service of the participant or the passage of time may provide for vesting in full of the Award more quickly than three years from the date the Award is made provided that such vesting may occur ratably over the three-year period.
Eligibility and Participation
The Committee may select any “Employee” or “Non-Employee Director” to participate in the 2013 Incentive Plan. For purposes of the 2013 Incentive Plan, an “Employee” is any person who is a common law employee of Park or any subsidiary of Park. For purposes of the 2013 Incentive Plan, a “Non-Employee Director” includes any person who is a member of the Park Board of Directors, a member of the board of directors of a Park subsidiary or a member of the advisory/affiliate board of a division of PNB, in each case who is not also an Employee.
Future annual retainers payable to Non-Employee Directors in the form of common shares will be awarded under the 2013 Incentive Plan. The number of common shares awarded will be determined by the full Board of Directors of Park in its sole discretion; however, the Park Board has determined that for the 2013 fiscal year, the number of common shares to be received by each Non-Employee Director of Park will be 200. It is expected that the annual retainer in the form of common shares will be awarded on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter to those Non-Employee Directors then serving in office.
Common Shares Available Under the 2013 Incentive Plan
Subject to the adjustments discussed below, the aggregate number of common shares with respect to which Awards may be granted under the 2013 Incentive Plan will be 600,000. The common shares to be issued and delivered under the 2013 Incentive Plan may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2013 Incentive Plan.
The following common shares will not be counted against the common share limit:

•	common shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such common shares;

•	common shares covered by an Award that, by its terms, may be settled only in cash;

•
common shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees or Non-Employee Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and Park or any of Park's subsidiaries; and

•	common shares from Awards exercised for or settled in vested and nonforfeitable common shares that are later returned to Park pursuant to any compensation recoupment policy, provision or agreement.

However, common shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes will not become available for future grants of Awards under the Plan.
In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of Awards granted to all participants may not exceed 60,000 common shares; (ii) the aggregate number of common shares which may be subject to all forms of Awards granted to a single Employee may not exceed 10,000 common shares; and (iii) the number of common shares which may be subject to all forms of Awards granted to a single Non-Employee Director may not exceed 1,000 common shares. Unless and until the Compensation Committee determines that an Award granted to a Section 162(m) Covered Employee is not to be designated as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), during any fiscal year of Park, the Compensation Committee may not grant to any Section 162(m) Covered Employee Performance-Based Awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.
In the event of various changes in the capitalization of Park, the Committee will make such substitutions and adjustments, if any, as it deems equitable and appropriate to (a) the aggregate number of common shares with respect to which Awards may be granted under the 2013 Incentive Plan, (b) any common share-based limits imposed under the 2013 Incentive Plan, and (c) the exercise price, number of common shares and other terms or limitations applicable to outstanding Awards.
Types of Awards
Options
The Committee may grant Options, in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. The exercise price of each Option must be at least equal to the fair market value of a common share as determined on the date of grant. Nonqualified Stock Options may be granted to any participant in the 2013 Incentive Plan. Park may grant Incentive Stock Options covering all 600,000 common shares available for issuance under the 2013 Incentive Plan; however, Incentive Stock Options may be granted only to Employees. In addition, Incentive Stock Options will be subject to the additional restrictions and requirements of Section 422 of the Internal Revenue Code.
Stock Appreciation Rights (SARs)
A Stock Appreciation Right represents the right of a participant to receive payment of an amount equal to (a) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price, multiplied by (b) the number of common shares covered by the portion of the SAR exercised. The Committee may grant SARs in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. SARs may be granted for terms of up to, but not exceeding, ten years from the date of grant. The exercise price for each SAR must be at least equal to the fair market value of a Park common share as determined on the date of grant. A SAR may be settled in full common shares, cash or a combination of the two.
Restricted Stock
Restricted Stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The Committee may grant shares of Restricted Stock in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. The Committee may impose restrictions including, for example: (a) a requirement that participants pay a purchase price for each share of Restricted Stock; (b) restrictions based on the achievement of specific performance goals; (c) time-based restrictions; or (d) holding requirements or sale restrictions upon vesting. During the period that the shares of Restricted Stock remain subject to forfeiture, (i) Park may retain the certificates representing the shares of Restricted Stock and (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock. However, unless otherwise provided in the award agreement, a participant will be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock with respect to which they are paid).
Restricted Stock Units
The Committee may grant Restricted Stock Units in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. The Committee may impose restrictions including, for example: (a) restrictions based on the achievement of specific performance goals; (b) time-based restrictions; and (c) holding requirements or sale restrictions on the underlying common shares upon vesting of such Restricted Stock Units. An Award of Restricted Stock Units may also provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Award subject to specified performance goals. A participant will not have voting rights with respect to the common shares underlying the Restricted Stock Units. An Award of Restricted Stock Units may be settled in common shares, cash or a combination of the two.
Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards as unrestricted common shares in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. An Other Stock-Based Award may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Award subject to specified performance goals. An Other Stock-Based Award may be settled in full common shares.
Cash-Based Awards
The Compensation Committee or the full Board may grant Cash-Based Awards in such amount and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Cash-Based Award will be evidenced by an award agreement that specifies the payment amount or payment range, the time and method of settlement and such other terms and conditions as the Compensation Committee or full Board, as appropriate, determines, including any performance-based objectives.
Performance-Based Awards
The Compensation Committee may grant Restricted Stock Awards, Restricted Stock Units and Cash-Based Awards in a manner that the compensation received by a participant in respect of any such Awards constitutes qualified performance-based compensation that is deductible by Park under Section 162(m). The Compensation Committee will establish objective performance goals based on or derived from the attainment of specified levels of one or more of the following Performance Criteria enumerated in the 2013 Incentive Plan:

•	return on average assets;

•	net income;

•	earnings per share;

•	return on average equity or return on average common equity;

•	tangible common equity or return on tangible common equity;

•	economic value added;

•	efficiency ratio;

•	non-interest income growth;

•	total shareholder return;

•	productivity ratios;

•	interest income; and

•	pre-tax, pre-provision earnings.

As determined by the Compensation Committee, the selected Performance Criteria may relate to an individual participant, to Park, to Park and one or more of its subsidiaries or one or more of their respective divisions or business units, or to any combination of the foregoing. The selected Performance Criteria may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof. At the end of each performance period, the Compensation Committee will certify in writing whether and to what extent the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.
To the extent consistent with Section 162(m), if applicable, the Compensation Committee may calculate performance goals without regard to extraordinary items and may adjust, as the Compensation Committee deems equitable, such performance goals in recognition of unusual or non-recurring events affecting Park or its subsidiaries or changes in applicable tax laws or accounting principles. Under the 2013 Incentive Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.
Termination of Employment or Service
The Committee will determine the extent to which each Award granted under the 2013 Incentive Plan will vest and whether a participant will have the right to exercise or settle the Award in connection with a participant's termination of employment or service. Generally, the Committee may only accelerate the vesting conditions of an Award upon the death, termination due to disability, retirement or involuntary termination without cause of a participant.
In no event will any Performance-Based Award granted to a Section 162(m) Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m), be settled or become exercisable in full upon the termination of employment of the Section 162(m) Covered Employee without the related performance goals being satisfied.
Change in Control
Except as otherwise provided in the related award agreement and subject to the provisions of the immediately following paragraph, the Committee may take any action it deems necessary or desirable with respect to any outstanding Award as of the date of the consummation of a Change in Control (as defined in the 2013 Long-Term Incentive Plan), including (i) the acceleration of the vesting, settlement or exercisability of an Award, (ii) the payment of a cash amount in exchange for cancellation of an Award or (iii) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Internal Revenue Code must be consistent with the requirements of Section 409A.
Except as otherwise provided in the related award agreement, in the event of a Change in Control, a participant will vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the “target” level of performance) (i) if the participant's employment or service, as appropriate, is terminated for any reason other than for cause (as defined in the 2013 Incentive Plan) within 12 months following the Change in Control or (ii) if the Awards are cancelled and the participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.
Amendment or Termination of the 2013 Incentive Plan
The Park Board of Directors may amend the 2013 Incentive Plan at any time, except that no amendment or termination may be made without the approval of Park's shareholders if (a) the amendment materially increases the benefits accruing to participants under the 2013 Incentive Plan, (b) the amendment materially increases the total number of common shares that may be granted under the 2013 Incentive Plan, (c) the amendment materially modifies eligibility requirements for participation in the 2013 Incentive Plan, or (d) shareholder approval is required by any law, regulation or stock exchange rule.
Repricing
Except in connection with a corporate transaction involving Park (including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
A description of the material terms of the 2013 Incentive Plan was included in Park's Proxy Statement for the 2013 Annual Meeting, under the caption “APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN (Proposal 7)”, which description is incorporated herein by reference. The foregoing description of the 2013 Incentive Plan is qualified in its entirety by reference to the actual terms of the 2013 Incentive Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07 - Submission of Matters to a Vote of Security Holders

(a)
Park held its 2013 Annual Meeting on April 22, 2013. At the close of business on the February 25, 2013 record date, 15,411,986 Park common shares were outstanding and entitled to vote. At the 2013 Annual Meeting, 12,837,811, or 83.29%, of the outstanding Park common shares entitled to vote were represented by proxy or in person.

(b)	(i) With respect to the vote to fix the number of directors of Park at 15 (an increase of three from the current number of 12):

Number of Votes
For	Against	Broker Non-Votes	Abstain
12,573,482	203,811	—	60,518

(ii) Directors elected at the 2013 Annual Meeting for a three-year term to expire at the 2016 Annual Meeting of Shareholders:

	Number of Votes
	For	Against	Broker Non-Votes	Abstain
Maureen Buchwald	9,350,762	172,144	2,832,209	482,696
Timothy S. McLain	9,880,624	50,906	2,832,209	74,072
Rick R. Taylor	9,883,102	49,484	2,832,209	73,016
Sarah Reese Wallace	9,861,493	82,888	2,832,209	61,221

(iii) Following approval of the proposal to fix the number of directors at 15, the following Directors were elected at the 2013 Annual Meeting to (a) serve for a term of one year to expire at the Annual Meeting on Shareholders to be held in 2014; (b) serve for a term of two years to expire at the Annual Meeting on Shareholders to be held in 2015; and (c) serve for a term of three years to expire at the Annual Meeting on Shareholders to be held in 2016:

	Number of Votes
	For	Against	Broker Non-Votes	Abstain
(a) Dr. Charles W. Noble, Sr. - one year term	9,772,531	177,441	2,832,209	55,630
(b) Robert E. O'Neill - two year term	9,827,015	122,999	2,832,209	55,588
(c) Donna M. Alvarado - three year term	9,375,617	156,070	2,832,209	473,915

(iv) With respect to the advisory vote on the frequency of future advisory votes on compensation of Park's named executive officers:

Number of Votes
One year	Two years	Three years	Broker Non-Votes	Abstain
9,040,364	131,199	597,923	2,832,209	236,116

Based on the voting result above, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board of Directors of Park has determined that Park will submit an advisory vote to Park's shareholders on an annual basis to approve Park's compensation for its named executive officers as set forth in Park's proxy statement for the year.

(v) With respect to the vote to approve the non-binding advisory resolution to approve the compensation of Park's named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting:

Number of Votes
For	Against	Broker Non-Votes	Abstain
9,666,933	165,700	2,832,209	172,969

(vi) With respect to the vote to ratify the appointment of Crowe Horwath LLP as Park's independent registered public accounting firm for the fiscal year ending December 31, 2013:

Number of Votes
For	Against	Broker Non-Votes	Abstain
12,692,780	56,741	—	88,290

(vii) With respect to the vote to approve the Park National Corporation 2013 Long-Term Incentive Plan:

Number of Votes
For	Against	Broker Non-Votes	Abstain
9,222,893	589,300	2,832,209	193,409

Item 8.01 - Other Events

On April 22, 2013, Park's Board of Directors authorized the purchase, from time to time, of up to 600,000 Park common shares to be held as treasury shares for subsequent issuance and delivery under the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 Incentive Plan Funding Repurchase Program”). Purchases may be made through NYSE MKT LLC (“NYSE MKT”), in the over-the-counter market or in privately-negotiated transactions, in each case in compliance with all applicable federal and state securities laws (including, without limitation, Rule 10b-5, Rule 10b-18 and Regulation M, each promulgated under the Securities Exchange Act of 1934, and the rules applicable to issuers having securities listed on NYSE MKT) and subject to all applicable limitations under Park's contractual obligations as in effect at the time of each such purchase. Each purchase under the 2013 Incentive Plan Funding Repurchase Program will be made upon such terms and conditions and at such time as any one or more of the Chairman of the Board and Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer of Park deems to be appropriate and in the best interest of Park.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1	Park National Corporation 2013 Long-Term Incentive Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 23, 2013	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 22, 2013

Park National Corporation

Exhibit No.        Description

10.1	Park National Corporation 2013 Long-Term Incentive Plan